Exhibit 10.20

                                    ADDENDUM
                           TO PURCHASE AGREEMENT FOR
                        Angeles partners xii ("SELLER")
                    AND K&D ENTERPRISES, INC. ("PURCHASER")

This addendum is hereby made a part of and included in the Purchase
Agreement (the "Agreement"), by and between Seller and Purchaser for the purchase of the property located at 25000 Rockside Road, Bedford Heights, Ohio and known as permanent parcel number 791-30-012 (the "Property").

The parties hereby agree to the following revisions to the Agreement:

1. The Section of the Agreement entitled "Disclosure" shall be deleted in its entirety and replaced with the following:

"Disclosure. To Seller's knowledge, no notice of violation of any applicable federal, state or local statute, law, ordinance, order, requirement, rule or regulation affecting the Property, or with respect to the maintenance, use or occupancy of the Property, has been given by any governmental authority having jurisdiction over the Property or by any other person entitled to enforce the same."

2. The parties agree that Seller will not assume or be responsible to pay any costs or fees whatsoever in connection with the proposed sale of the Property and that such costs and fees will be the sole responsibility and obligation of Purchaser. Such costs and fees shall include, without limitation, any and all costs incurred by Seller relating to the Property, including attorney's fees and broker's fees, from the date of the signing of the Agreement to the date of the Closing.

3. The parties further agree that any fees due and owing to Seller's counsel (Squire, Sanders & Dempsey LLP) shall be paid by Purchaser through escrowed funds at the Closing.

4. Additionally, the parties agree that if the proposed sale of the Property is not consummated prior to July 31, 1999, Purchaser will remain liable for any and all out-of-pocket costs or fees whatsoever incurred by Seller in connection with the foregoing.

5.   The parties agree that the date of the Agreement is May 25, 1999.

6. All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the Seller and Purchaser have duly executed duplicate copies of this Addendum as of the dates set forth below.


SELLER                                       PURCHASER

Angeles Partners XII                         K&D Enterprises, Inc.
  a California limited partnership           an Ohio corporation

By:  Angeles Realty Corporation II,
     a California corporation, its managing
     general partner


By:  ____________________________________         By:__________________________
     Martha R. Carlin, Senior Vice President         Douglas E. Price, CEO


Date:  ___________________________________        Date:________________________